Exhibit 99.1


================================================================================

                            THE RESEARCH WORKS, INC.
                  623 Ocean Avenue, Sea Girt, New Jersey 08750
              Telephone: (732) 682-4950 Web: www.stocksontheweb.com

================================================================================

                      Frontline Communications Corporation

            Prepaid Phone Card Sales in Mexico and Payroll Cards for the Growing Population of Latin American Workers in the U.S.


Frontline Communications Corporation ("Frontline" or the "Company"), which operates a large prepaid phone card business in Mexico, is focused on introducing payroll cards to U.S. employers, particularly those employing Latin American workers.


     The Company's April 2003 acquisition of Proyecciones y Ventas Organizadas, S.A. de C.V. ("Provo") made it the market leader in prepaid calling cards and cellular phone airtime in Mexico. It also provided the Company with a well-respected brand name, expert marketing to Latin Americans in Mexico and the U.S., and increased working capital. If the Company can raise sufficient working capital to build its inventory positions, it intends to expand Provo's calling card business in Mexico, increasing revenues from $100 million in 2002 to an estimated $200 million in 2005.

o The Company believes that it can generate a competitive advantage in the Latin American worker segment of the payroll card industry in the U.S. This effort would be aided by Frontline's proficiencies in technology and network creation and Provo's Latin American marketing experience and trusted brand name.

o Revenues for 2004 could exceed $200 million, and EPS should turn positive. There appear to be significant longer-term opportunities for expansion of both the gross and operating margins. The Company is in default on significant debt owed to Telmex and other lenders and hopes to negotiate a refinancing agreement. It also requires additional financing to grow its businesses.

o Our target price for the FNT stock, based on a number of assumptions outlined in this report, is in the area of $2 per share. This target hinges importantly upon management's ability to successfully raise capital and execute its business plans.

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Symbol/exchange: FNT/AMEX                          Average daily volume: 104,363
Stock price 9/22/03: $0.66                      Common shares (8/13): 11,123,305
52-week price range: $0.12 - $0.66                 Equity market cap: $7 million
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September 23, 2003                                                    Ari Siegel

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        Address: One Blue Hill Plaza, P.O. Box 1548, Pearl River, NY 10965
        -------
                             Telephone: (845) 623-8553
                             ---------

                                  Web site: fcc.net
                                  ---------

      State or other jurisdiction of incorporation or organization: Delaware
      ------------------------------------------------------------

 Auditors: BDO Hernandez Marron y Cia, S.C. These auditors were engaged on May
   16, 2003. In their report on the Company's financial statements for the period ended December 31, 2002, the previous auditors, Goldstein Golub Kessler LLP (Charlotte, North Carolina), expressed a "going concern" qualification.

 Investor Contact: The Investor Relations Group, Inc., Tom Caden, Dian Griesel,
    Ph.D. at (212) 825-3210, fax (212) 825-3229, mail@investorrelationsgroup.com


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                    The Prepaid Phone Card Business in Mexico

Sales of pre-paid phone cards in Mexico are believed to approximate $700 million annually. The three principal types of prepaid cards are for pay phones, telephone time over Telmex (the dominant phone service provider in Mexico) subscriber lines, and PCS cellular lines. The cards are distributed through retail outlets. Intermediaries purchase the cards from the service providers at a discount and then resell them to the retail outlets at a lesser discount.

                                  Payroll Cards

Payroll cards allow employers to load employees' wages on credit-card-like cards. Employees can withdraw their entire pay at an ATM or leave a portion of their pay on the card. Payroll card suppliers generate revenues through fees when employees use the card to make ATM withdrawals or to buy goods at point-of-purchase locations. These cards are particularly attractive to unbanked workers, who are those that have no bank account and usually no credit card.

The worldwide payroll card market is estimated to be $25 billion. Several companies have been active in the payroll debit card market since 1999, including Mastercard, Visa, and Ceridian Corp's Comdata unit. Payroll cards provide a 10-20% savings to employers and offer savings and benefits to employees. However, the American Payroll Association estimates that less than 10% of U.S. workers are currently paid on payroll cards.

Although several large competitors operate in the payroll card market, management believes that no company has effectively targeted employers of unbanked Latin American workers. According to the 2000 U.S. Census, Latin Americans are the largest minority and the fasting growing demographic in the country (58% growth in 10 years). There are currently over 6 million unbanked Latin American workers in the U.S. and 24 million total Latin American workers. This is the segment of the market that is seeing the highest growth, and the one that would most benefit from payroll cards. For example, each month the typical unbanked Mexican worker cashes $1,300 in payroll checks at a check-cashing establishment and wires $378 back to Mexico at Western Union. These transactions cost him $42 and $41 respectively, plus $15 due to poor currency exchange rates in the home country, for a total of $98 in fees each month.

It is estimated that a payroll card program offering a cost-effective money transfer feature, and saving unbanked Latin American workers 75% on fees, would represent a $2 billion industry with attractive margins.

                               Corporate Strategy

On April 3, 2003, the Company acquired a well-established Mexican corporation, Proyecciones y Ventas Organizadas, S.A. de C.V. ("Provo"), which is the market leader in prepaid calling cards and cellular phone airtime in Mexico. Provo is the largest reseller for Telmex and commands an established and well-known brand name in Mexico. Provo's managers have formed valuable relationships with the Mexican government and Latin American business leaders, and they are considered experts in marketing to the Latin American community.

Management plans to approximately double Provo's $100 million revenue base in the three years through 2005, aided by increasing inventory availability (and on the assumption that added working capital becomes available to the Company). The business has a well-respected brand name and an entrenched distribution capability.

In addition to the prepaid calling card business, Frontline has operated since 1995 as a regional Internet service provider (ISP), providing Internet access, Web hosting, Web site design and related services to customers nationwide.

The Company believes that by combining its proficiencies in technology and network creation with the Provo's Latin American marketing experience and trusted brand name (particularly in the pre-loaded card market), it can generate a competitive advantage in the Latin American worker segment of the payroll card industry in the U.S.

Management believes that Latin Americans, particularly Mexicans (who represent 66% of immigrant Latin American workers), recognize and trust the Provo name. Toward this end, Frontline is changing the Company's name to Provo International, Inc. In addition, it intends to create a Provo-related logo that will be attached to all aspects of the payroll card program. This logo will provide an element of trust among unbanked Latin American workers in the U.S. Management believes potential competitors such as Mastercard and Visa cannot equal that level of trust.

The Company has also recently entered into a letter of intent to purchase Mexico City-based InterMR S.A. de C.V. ("InterMR"), which is focused on ATM and electronic money transfer equipment and transactions. InterMR has a master agreement in the U.S. with Tydel, a producer of ATM machines, which gives InterMR an exclusive right to place Tydel ATM machines in Mexico. The Company plans to begin placing ATM machines, all or some of which may be Provo-branded, into locations in the U.S. and Latin America. This business will provide an additional revenue stream and add to the awareness of the Provo brand here and abroad.

The Company's growth plans are contingent upon raising the necessary capital. Management intends to raise $2 million by the end of 2003 and $1.5 million in 2004. By Q4 2004, management expects operating cash to be sufficient to fund subsequent growth.

                               The Provo Division

Provo's primary business is the sale and distribution of prepaid phone cards in Mexico. Provo sells and distributes Ladatel payphone calling cards, Multifon prepaid telephone time for Telmex and prepaid PCS cellular airtime for Telcel. Telmex is the dominant telecommunications provider in Mexico, and Telcel is the dominant provider of cellular airtime in Mexico. Management believes that Provo accounts for nearly 7% of all sales of prepaid phone cards in Mexico.

Provo's prepaid phone cards are distributed through a large network of retail outlets, including convenience stores, drug stores, restaurants, lottery stands, newspaper and magazine stands and other general stores. Provo purchases large volumes of prepaid cards from Telmex or Telcel and sells the cards in smaller quantities to retailers either directly or through agents or distributors. Provo purchases prepaid cards at a discount from the face value of the card, and resells them to retailers or distributors at a slightly lower discount. The difference between the two discount rates, typically from 1% to 7 %, represents the gross margin that Provo retains. Cash (C.O.D) purchases result in a higher discount to Provo compared to purchases on credit terms from Telmex or Telcel. The discount obtained by Provo varies by the type of card, face value of the card and volume levels. Similarly, the discount offered by Provo to retailers or distributors varies by the type of card, face value of the card and volume levels of the retailer or distributor. In addition, Telmex and Telcel provide Provo additional discount and rebates based on certain special programs. Provo's management tries to optimize the gross margins earned by balancing volume levels with its working capital availability, and it has scaled back volume levels from time to time due to working capital constraints.

Provo revenues for 2002 were $102 million. In the first 3 months of 2003, revenues dropped approximately 10% because of reduced cash flow due to debt reduction. Management states that its current network of 4,000 distributors has a capacity to purchase $200-$250 million annually without additional effort by the Company. Inventory turns over approximately 25 times per year, thus each $1 million invested in inventory is expected to produce a run rate of $25 million in additional revenue.

                            Internet-Related Services

Frontline is an Internet service provider (ISP), and offers Internet access, Web site design, hosting, long-distance voice services and related products. Revenues for 2002 were $5 million. Management believes that there is limited potential growth for this business.

                                  Payroll Cards

The Company's payroll card program consists of two cards, one given to the employee in the U.S., and another that can be sent to anyone in the U.S. or abroad. The employer loads the card with the worker's wages each pay period. The employee can then withdraw money at any Cirrus ATM (600,000 worldwide), buy goods at any point-of-purchase (POP), or transfer money to the second card. Transaction fees are $1.50 for ATM and POP, and only $2.50 for international money transfer. The holder of the second card can withdraw money in his country or make POP transactions with similar fees. The program saves the employer 10-20% of traditional fees. According to the Company, the payroll card business leverages pre-existing company operations and requires minimal startup cash, while providing a 5-10% profit margin. Management estimates each card will generate $300 per year: $1/week from employer fees for loading the card, $3.50/week from fees for transactions in the U.S. and Latin America, and $1.25/week from money transfer fees. The product launch is scheduled for first-quarter 2004.

                                 ATM Placements

The Company intends to offer revenue share and leasing options for ATMs and is currently beta testing with Dolex (500 stores in Mexico and U.S.). Management estimates that the market in Mexico is less than 50% saturated. The Company expects to offer co-branded ATMs with the Provo logo in order to attract new customers and to extend Provo brand awareness. Future earnings from ATM placement are difficult to estimate and thus are not a part of the pro forma income statements, however they do represent a potential source of cash flow.

                            Marketing and Competition

The Company is targeting its payroll card program to employers of Latin American workers, and it is uniquely positioned to capture significant share in this niche market. Such employers are concentrated geographically, with more than 50% located in Texas and California. Currently, several companies, including Visa International and Mastercard offer similar products to this market. In addition, smaller companies such as Comdata and Directo have entered the payroll card market. It is expected that competition will increase over the next three years.

Management believes that the Company has several competitive advantages, even over its large and well-established competitors. First, it is the only company primarily focused on the Latin American market. Second, no competitor commands the combination of expertise in marketing to the Latin American community, and ties to the Mexican government that the management of Provo has (for example, the founder of Provo ran the Mexican government lottery (Provoloto) for many years. Third, management believes that no competitor has the brand awareness that Provo does among unbanked Latin Americans. Lastly, no competitor is offering a payroll card program that offers a low-cost international money transfer option such as the Company's card, or one that promotes the use of a second card to access ATMs and point-of-purchase transactions in Latin America.

The Company plans to leverage Provo's extensive contacts in Mexico and Texas. According to management, it is currently beta testing an ATM revenue share program with Dolex, a 500-store retail chain in the U.S. and Mexico, Management states that it expects to begin significant field testing of the payroll card program within 60 days, and is close to closing on a 1,000-employee test with a large 200,000 employee fast food chain. In addition, the Company has several preexisting channels for its new products: its current payroll company, which services 300 small and medium size businesses, and the 20,000 locations in Mexico that sell Provo calling cards, less than 5% of which have an ATM machine.

                                 Company History

Frontline Communications Corp was founded in 1995 as an Internet service provider (ISP) and has since expanded its product offering to include Web site design, hosting, long distance voice services and related products. In 2001, Frontline restructured operations to eliminate low margin products and reduce costs. In April 2003, the Company modified its business plan and acquired Provo in a stock purchase that gave Provo's founder and its CEO a majority share in the Company. Total consideration consisted of 220,000 shares of Series C Stock and a $20,000,000 secured note payable only if the Company's common shareholders failed to approve the issuance of common stock upon conversion of the Series C Stock. On January 24, 2002, the date on which the Company executed the stock purchase agreement, the Series C Stock had a value of $6.6 million based on the closing price of the common stock on that date. The transaction was accounted for under the purchase method of accounting.

                               Shareholder Profile
                                 (July 8, 2003)

--------------------------------------------------------------------------------

  Ventura Martinez del Rio, Sr.                             24,750,000 (1)
  Ventura Martinez del Rio, Jr.                              8,250,000 (1)
  Stephen J. Cole-Hatchard                                   2,697,888 (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  Nicko Feinberg                                             2,366,499 (1)

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  Note: This table depicts beneficial ownership as determined in accordance with the rules of the SEC; some of the shares may be double counted. For additional details, refer to Form Pre-14A filed with the SEC on July 8, 2003.
  (1) Common stock owned upon conversion of all shares of Series B, C and D preferred stock. These numbers do not take into account the proposed 2-for-3 reverse stock split.

                         Balance Sheet on June 30, 2003
                                   (in $000s)

--------------------------------------------------------------------------------

  Cash & equivalents         324       Current liabilities           10,419
  Other current assets    10,843       Long-term debt                 1,423
  Total current assets    11,167       Supplier credit facility       3,138
  Goodwill                 5,344       Minority interest                 28
  Other assets             3,123       Shareholders' equity           4,626
  Total assets            19,634       Total liabilities & equity    19,634

--------------------------------------------------------------------------------

On June 30, 2003, the Company had working capital of $747,563. Current liabilities included accounts payable and accrued expenses of 2,595,067, the current portion of debt payable to unrelated parties of $5,665,386, the current portion of debt payable to related parties of $822,066, income taxes deferred and payable of 823,338 and deferred revenues of 513,267. Long-term obligations were $4,560,776. Shareholders' equity consisted of 1,131,580 shares of preferred stock (convertible to 41,303,670 shares of common stock) and common stock, of which there were 9,523,720 shares outstanding. Each share of Series B Stock is convertible into 3.4 shares of common stock at the election of each individual holder of Series B Stock. Also on June 30, 2003, the Company had outstanding options and warrants to purchase 2,648,200 common shares at exercise prices ranging from $0.08 to $8.50 per share.

The Company's Series B Convertible Redeemable Preferred Stock, which is presently traded on the American Stock Exchange, is at risk of being delisted. The AMEX has notified the Company that such stock is not in compliance with continued listing standards. That notice is not related to the trading of Frontline's common stock.

                                Income Statements
                       (in $000s, unless otherwise noted)


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                                               2002     Q 3/03    Q 6/03      2003E      2004E     2005E
                                               ----     ------    ------      -----      -----     -----
  Payroll cards                                   0          0         0          0     75,000   150,000
  ATM placement                                   0          0         0          0          0         0
  Phone cards and cellular time                   0               19,585     80,000    125,000   200,000
  Internet & related services                 5,047                  987      4,000      5,000     5,000
  Total revenue                               5,047      1,066    20,572     84,000    205,000   355,000
  Cost of revenue                           (2,493)        496  (19,126)   (79,000)  (190,000) (312,400)
  Gross profit                                2,554        570     1,446      5,000     15,000    42,600
  SG&A expense                              (2,447)        603   (1,569)    (4,400)    (8,000)  (11,000)
  Other operating expense                     (804)        143     (903)    (1,500)    (1,100)     (750)
  Operating income (loss)                     (697)      (176)   (1,026)      (900)      5,900    30,850
  Other income (expense), net                  (18)       (22)     (274)      (300)      (150)         0
  Minority interest                               0          0       (1)          0          0         0
  Income tax                                      0          0      (90)          0    (2,006)  (10,780)
  Preferred dividends                         (298)       (74)      (74)          0          0         0
  Net income (loss) to common               (1,085)      (272)   (1,016)    (1,200)      3,744    20,070
  Earnings (loss) per share                 $(0.12)    $(0.03)   $(0.02)    $(0.02)      $0.07     $0.35
  Avg # of shares (000s)                      9,120      9,295    46,782     52,427     55,000    57,000


  Notes: The Provo acquisition is included in the Income Statements table from its date of acquisition. Financial information for fiscal 2004 and 2005 assumes that the company raises $2 million and $1.5 million additional capital in the respective years, in order to grow operations and expand the product line.

There is no way to estimate future revenues and earnings with any degree of precision, because there are a great number of variables that might impact these results. Nevertheless, the Company is operating in markets projected to see significant growth over the next five years. The payroll card market is estimated at $25 billion, with only 10% saturation. Even less saturated is the Company's $2 billion target niche market, unbanked Latin American workers in the U.S. Given operating cash to purchase inventory, the Company believes it can more than double its current phone card business in Mexico, without significant additional expense. The growth potential of its markets, combined with a new business strategy, puts the Company on the path to produce substantial future revenues and earnings. With the aid of additional financing to provide working capital, the Company projects that 2005 will show revenues of $355 million and EBITDA of $31.6 million. In calculating its estimate of future revenues, management foresees that the Company will gain less than 1% of the total payroll card market (or 2.5% of the Latin American market), double its revenues in the Mexican payroll card market, and maintain its current Internet-related revenues. All market sizes for 2003 are estimates by management.

Investors are cautioned that the management's estimates of future earnings are based on a set of assumptions that are highly speculative and subject to change. There is no guarantee that additional financing will be available or that the Company will achieve the indicated overall results.




                                         Statements of Cash Flows
                                    (in $000s, unless otherwise noted)

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  Six months ended:                                                            June 2002       June 2003
  Cash flows from operating activities:
       Net income (loss)                                                           (419)         (1,139)
       Adjustments to reconcile net loss to net operating cash                       181           1,058
             Net cash provided (used) by operating activities                      (238)            (81)
  Cash flows from investing activities:
             Net cash provided (used) by investing activities                       (10)           (170)
  Cash flows from  financing activities:
       Notes payable proceeds                                                        200             466
       Other financing activities, net                                             (141)           (159)
             Net cash provided (used) by financing activities                         59             307
  Net increase (decrease) in cash & equivalents                                    (189)             115

-----------------------------------------------------------------------------------------------------------


The Company requires additional funding to support operations and working capital, as well as past-due debt repayments as of September 9, 2003, of approximately $4.35 million, including $3.8 million to Telmex and a $550,000 bridge loan. Management is confident that both parties will agree to refinance the loans, especially as Telmex has done so in the past. Management intends to attempt to raise additional capital from public or private placements of its common stock and/or convertible debentures. The Company also plans to negotiate with its debt holders to extend or convert into stock some or all of its debt. There can be no assurance that such efforts will be successful.

In July 2003, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, whereby, subject to receipt of necessary approvals and satisfaction of other applicable conditions, Fusion is obligated to purchase up to $13 million of the Company's equity over a 40-month period. Fusion received 500,000 shares of common stock as payment for this commitment. In July 2003, FNT sold Fusion a $110,000 10% convertible promissory note; in connection with the sale Fusion received warrants to purchase 220,000 shares of common stock at $0.42.

In April 2003, $200,000 and 375,000 shares of common stock were paid to settle a $728,600 promissory note, issued as part of a business acquisition. There was a gain on debt settlement of $449,850.

                       Selected Investment Considerations

o   Successful launch of the new payroll card business is not assured.

o The Company is dependent upon material agreements and arrangements with a variety of third parties, including Telmex, Telcel and the network of distributors in Mexico.

o There are a number of uncertainties relating to doing business in Mexico. Risks include currency risk (currently the Company does not hedge currency exposure), political risk, legal and tax risks.

o The Company will need additional financing to fund its growth strategy. There is no guarantee that such funding will be forthcoming.

o The Company is currently in default on debt owed to Telmex and other lenders. Although management expects this debt to be refinanced, particularly as Telmex has done so in the past, there is no certainty that that it will be. Default on debt would hinder the Company's ability to continue operations and could result in bankruptcy.

o   Insiders control a substantial majority of the stock.

o The stock is thinly traded, has exhibited price volatility, and is appropriate only for risk-oriented investors. There would likely be negative consequences if the stock were to be delisted from the AMEX.

o Additional risks are outlined in the Company's investor materials and SEC filings, and these are hereby incorporated by reference.

                                 Stock Valuation

Since FNT has only recently embarked on its present path and has yet to demonstrate the economics of its new business model, there is no readily apparent method of valuing the Company's common shares. A sensible model would appear to be one that estimates the market capitalization a few years into the future after the business plan has had some time to mature, and then discounts that result back to the present.

The estimate of market capitalization hinges upon a future-year earnings estimate and a P/E to apply to that estimate. In the Income Statement section, we estimate that if management assumptions were to hold true, earnings in 2005 could be in the area of $0.35 per share. Choosing P/E to apply to those earnings is more art than science, but it does not seem unreasonable to use the average of the P/Es accorded Ace Cash Express Inc (NasdaqNM/AACE), American Express (NYSE/AXP), and Ceridian (NYSE/CEN). These companies sell products and have business models that are similar to that of Frontline. Based on trailing-12-month earnings, those comparable company P/Es presently average 20. If one applies that same P/E to Frontline's estimated earnings for 2005, and then discounts that result back to the present at a 40% annual rate (this high rate chosen to reflect the possibility that the Company's debt will not get renegotiated or that management is unable to raise additional growth capital), the result is a stock price target that exceeds $2 per share.

The assumptions upon which this exercise is based are highly speculative and are subject to change. There is no guarantee that the stock will perform as indicated.

                             Officers and Directors
                         (Ages are as of July 17, 2003.)

Ventura Martinez del Rio, Sr. (53), Chairman. Mr. Martinez del Rio, Sr. has been Chairman since April of 2003 and chairman of Provo since its inception. He had earlier experience in many executive leadership roles for the Mexican National Lottery, developing a business contact network that includes numerous senior Mexican government officials and many prominent retail organizations throughout Mexico. Mr. Martinez Del Rio, Sr. earned an MBA from the University of Texas in 1974.

Stephen J. Cole-Hatchard (45), Chief Executive Officer and a Director. Mr. Cole-Hatchard has been Chief Executive Officer since August 1997 and a Director since February 1997. He was previously Chief Financial Officer of Hudson Technologies, Inc., a refrigerant services company specializing in recovery and decontamination services, from 1993 to 1996, and has been an attorney since 1988.

Nicko Feinberg (31), President, U.S. Operations, Founder and a Director. Mr. Feinberg founded Frontline in 1995 and was appointed President, U.S Operations in April 2003. He was previously Executive Vice President of Technology, Chief Information Officer, President and Chief Operating Officer. Earlier, Mr. Feinberg was a Sales Manager and Sales Account Executive for Microage Computer Outlet, Inc. (computer sales).

Ventura Martinez del Rio, Jr. (30), President, Mexican Operations and a Director. Mr. Martinez Del Rio, Jr. was appointed as President, Mexican operations in April 2003. He was previously Chief Operating Officer and Chief Executive Officer of Provo. Mr. Ventura Martinez Del Rio, Jr. earned a graduate degree in business from Ipade Business School, a business management school based in Mexico City.

William A. Barron (54), Director. Mr. Barron served as VP and CFO of Hudson Technologies, Inc. from July 1996 to March 1997. Previously, he was president and COO for Diagnostek, Inc., a pharmacy benefit management company, from May 1994 to October 1995, and EVP and CFO for Diagnostek from March 1993 to April 1994. From February 2001 through July 2001, as part of the Company's restructuring program, he served as Frontline's interim VP and CFO.

Miguel Madero (54), Director. In September 1985, Mr. Madero co-founded Fomento y Direccion Economica, S.A. de C.V., a financial advisory and investment banking firm in Mexico City where he currently serves as a Managing Director.

Ronald C. Signore (42), Director. Mr. Signore has been a partner in the accounting firm of Gray, Signore & Co., LLP for more than the past five years.

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Notes: The Research Works, Inc. (hereinafter referred to as "RW") is a registered investment advisor that produces equity research reports. On July 30, 2003, in consideration for RW's services with respect to this report and other follow-on research services to be performed through September 21, 2004, the Company agreed to pay RW a fee of 194,175 shares of its common stock (restricted). Terms under which a percentage of this fee is refundable are outlined in RW's ADV filing posted at www.stocksontheweb.com. This report is based on RW's independent analysis and judgment. The materials upon which the information in this report is based were supplied by the Company and other sources believed by RW to be reliable; except as otherwise indicated, RW has made no independent verification and does not guarantee the information's accuracy or completeness. Any interpretations, earnings estimates, and conclusions contained in this report are those of RW. This report is not intended to constitute a recommendation for any particular investor to purchase or sell any particular security or that any particular security is suitable for any particular investor. This report should not be construed as a recommendation or request to engage in any transaction, or an offer or solicitation of an offer to buy or sell any security or investment, and investors are advised to consult their personal broker or investment advisor before making any investment decision concerning any of the companies mentioned herein. Use of this report may be subject to applicable rules of any self-regulatory organization of which you may be a member. The information contained in this report is subject to change without notice, and RW assumes no responsibility to update the information contained in this report. RW and/or its shareholders, officers, employees, independent contractors and/or members of their families may hold a position in and engage in transactions with respect to securities mentioned herein, and such purchases and sales may be consistent with or contrary to recommendations in this report. William J. Ritger, RW's CEO, owns a position in this Company's common stock and common stock purchase warrants. The Research Works, Inc. 2003. All rights reserved. Additional and supporting information is available upon request.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, RW notes that except for the description of historical facts contained herein, this report may contain certain forward-looking statements that involve risks and uncertainties as detailed herein and from time to time in the Company's press releases and elsewhere. Such statements are based on RW's current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These factors include those described in the Company's press releases and SEC filings, all of which are hereby incorporated by reference. No forward-looking statements are a guarantee of future results or events, and one should avoid placing undue reliance on such statements.
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